UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina		27615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2014, Adam C. Derbyshire tendered his resignation as the Executive Vice President, Finance and Administration, and Chief Financial Officer of Salix Pharmaceuticals, Ltd. (the “Company”), effective immediately.

In connection with Mr. Derbyshire’s resignation, the Company, Salix Pharmaceuticals, Inc. (“Salix Inc.”) and Mr. Derbyshire entered into a letter agreement, dated November 5, 2014 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Derbyshire (i) agreed to consult with the Company at the Company’s request and cooperate with the Company with respect to certain matters and (ii) provided a general release of claims against the Company and its affiliates. Mr. Derbyshire’s unvested restricted shares in the Company will continue to vest in accordance with their current vesting schedules. However, in the event Mr. Derbyshire does not comply with the terms of the Letter Agreement or if other actions or events described in the Letter Agreement occur, all further vesting of Mr. Derbyshire’s restricted shares will cease and the Company will have the right to claw back any restricted shares that vest after the date of Mr. Derbyshire’s resignation. The Letter Agreement also provides for the termination of the Amended and Restated Employment Agreement, dated as of April 29, 2014, by and between Salix Inc. and Mr. Derbyshire. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On November 5, 2014, Timothy J. Creech, age 53, was appointed to serve as the Company’s Acting Chief Financial Officer. Mr. Creech has served as the Company’s Senior Vice President, Finance and Administrative Services since March 2014, and will continue in that role. He previously served as Vice President, Finance and Administrative Services from May 2010 to March 2014, Associate Vice President, Finance from July 2008 to May 2010 and as Executive Director, Finance from March 2007 to July 2008. Prior to joining the Company, Mr. Creech served as Vice President, Finance at Voyager Pharmaceutical Corp. from 2004 to 2007, as Vice President, Finance, Principal Accounting Officer and Secretary at Trimeris, Inc. from 2002 to 2004, as Director of Finance at Trimeris from 1997 to 2002, as Corporate Controller at Performance Awareness Corporation from 1996 to 1997, as Director of Finance and Assistant Secretary at Avant! Corporation (formerly Integrated Silicon Systems) from 1993 to 1996 and at KPMG LLP from 1984 to 1993 in various positions of increasing responsibility progressing to Senior Manager. Mr. Creech will serve as the Company’s principal financial officer and principal accounting officer in his role as Acting Chief Financial Officer.

On November 6, 2014, the Company issued a press release regarding the resignation of Mr. Derbyshire and the appointment of Mr. Creech. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Letter Agreement, dated November 5, 2014, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc. and Adam C. Derbyshire.

99.1	Press Release, dated November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2014	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ WILLIAM BERTRAND, JR.
William Bertrand, Jr.
Senior Vice President and General Counsel

Exhibit Index

Exhibit	Description

10.1	Letter Agreement, dated November 5, 2014, among Salix Pharmaceuticals, Ltd., Salix Pharmaceuticals, Inc. and Adam C. Derbyshire.

99.1	Press Release, dated November 6, 2014.